EXHIBIT 16.1

Fiondella, Milone & LaSaracina LLP

300 Winding Brook Drive
Glastonbury, CT 06033

July 29, 2015

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sir/Madam:

We have read Item 4.01 of Investview, Inc.’s (the “Company”) Form 8-K dated July 29, 2015, and are in agreement with the statements relating only to Fiondella, Milone & LaSaracina LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ Fiondella, Milone & LaSaracina LLP